Exhibit 10.1

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTION

     This Notice is to certify that the Optionee named below has been granted the number of options set forth below under the UST Inc. Amended and restated Stock Incentive Plan (the “Plan”) and the terms and conditions set forth in this Notice and attached Nonstatutory Stock Option Agreement (the “Agreement”). This Notice is subject to and incorporates by reference the terms and conditions of the Agreement, a copy of which is enclosed. Please refer to the Agreement and the Plan document for an explanation of the terms and conditions of this grant and a full description of your rights and obligations. You must sign this Notice in order for the grant to be effective. Please sign and date the Notice and return it promptly in the enclosed envelope. Regardless of whether we receive your signed Notice, any attempt to exercise the option will signify your acceptance of the terms and conditions of the Agreement and of the Plan.

Name of Optionee:	[ ]

Type of Option:	[Nonstatutory ]

Number of Shares Under Option:	[ ]

Per Share Exercise Price:	[ ]

Grant Date:	[ ]

Vesting Schedule:	[#] Shares, on the first anniversary of the Grant Date,
[#] Shares, on the second anniversary of the Grant Date,
[#] Shares, on the third anniversary of the Grant Date.

Expiration Date:	[month, day], 20 PM.

Additional Terms:	See the Nonstatutory Stock Option Agreement.

By signing this Notice of Grant of Stock Option, you acknowledge that you have read the attached Nonstatutory Stock Option Agreement and agree to the terms and conditions specified therein and in the Plan.

Employee Signature	Date

PLEASE PRINT NAME BELOW

UST INC.
AMENDED AND RESTATED STOCK INCENTIVE PLAN
NONSTATUTORY STOCK OPTION AGREEMENT

     NONSTATUTORY STOCK OPTION AGREEMENT, made as of the date set forth on the Notice of Grant of Stock Option pursuant to the UST Inc. Amended and Restated Stock Incentive Plan (the “Plan”), between UST Inc., a Delaware corporation (the “Company”), and the employee of the Company or a Subsidiary named on the Notice of Grant of Stock Option (the “Employee”).

     WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, $.50 par value (“Common Stock”), as hereinafter provided and subject to the terms and conditions hereof, to carry out the purpose of the Plan; and

     WHEREAS, the Committee administering the Plan has granted (as of the effective date of grant specified in the Notice of Grant of Stock Option) to the Employee the number of options as set forth in the Notice of Grant of Stock Option.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:

1.	Grant. The Company has granted to the Employee a Nonstatutory Stock Option (the “Option”) to purchase the aggregate number of shares as shown on the Notice of Grant of Stock Option, subject to adjustment as provided in the Plan, on the terms and conditions herein set forth.

2.	Exercise Price. The exercise price of the shares of Common Stock covered by the Option shall be as shown on the Notice of Grant of Stock Option.

3.	Vesting. Except as set forth below, the Option shall be exercisable in accordance with the schedule of vesting dates (each, a “Vesting Date”) as shown on the Notice of Grant of Stock Option, and shall expire at the close of business on the date shown on the Notice of Grant of Stock Option. The Option may be exercised either for the total number of shares granted, or for less than the total number, in multiples of 100 shares. In the event that the Employee makes a “hardship withdrawal” under the UST Inc. Employees’ Savings Plan (the “Savings Plan”), as amended from time to time, the right of exercise shall be suspended during the period prescribed by the Savings Plan beginning on the date of such withdrawal, except that this restriction shall not apply if for any reason such suspension is not required under Section 401(k) of the Code or any final regulations issued thereunder.

4.	No Rights as a Shareholder or to Continued Employment. The holder of the Option shall have none of the rights of a shareholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option. The Option shall not confer on the Employee any right to continued employment.

5.	No Transferability. Except as permitted by the Committee in its sole discretion, the Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Employee’s lifetime only by the Employee or by his/her guardian or legal representative. The Committee may, in its sole discretion, permit the transfer of the Option to a Permitted Transferee subject to any conditions that the Committee may prescribe, provided, however, that in no event may the Option be transferred for consideration. In the event that the Committee approves a transfer of the Option, the Permitted Transferee must pay the exercise price of the Option in cash.

6.	Adjustments; Change in Control. In the event of any change in the outstanding shares of Common Stock, through declaration of stock or other dividends or distributions with respect to such shares, through restructuring, recapitalization or other similar event or through stock splits, change in par value, combination or exchange of shares, or the like, then the number or kind of shares covered by the Option and/or the purchase price of the shares covered by the Option, as appropriate, shall be adjusted proportionately, as necessary to reflect equitably such changes; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Upon the occurrence of a Change in Control prior to the expiration of the Option, any then unexercisable portion of the Option shall become immediately vested and/or exercisable. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation) or other Change in Control described in clause (iii) of the definition of “Change in Control,” the Option shall be canceled and, in exchange therefore, the Company shall pay the Employee an amount in cash equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock on such date during the prior sixty-day period as produces the highest Fair Market Value.

7.	Method of Exercise. Upon the exercise of the Option, the exercise price may be paid (i) in full in cash or (ii) in accordance with paragraph 8 hereof. The Option shall be exercised by written notice of election substantially in form of Exhibit A hereto and delivered in person or by regular mail to the Company at its principal executive office. Such notice shall specify the number of shares to be purchased and the manner in which payment is to be made, i.e., whether in cash as provided in this paragraph 7 hereof or by installment note in accordance with paragraph 8 hereof.

8.	Loan. If at the time of exercise, the Employee is an employee of the Company or a Subsidiary, but not an executive officer of the Company, the Employee may pay the purchase price by paying in cash at least $1.00 per share upon exercise and the balance in installments, subject to the requirements of the Federal Reserve Board. Upon receipt by the Company of such payment of at least $1.00 per share and the Employee’s personal installment promissory note for the balance of the purchase price, certificates for the shares as to which the Option is exercised shall be issued and registered in the name of the Employee and shall be delivered to the Company to be held as collateral security for the payment of the note. Installment notes shall bear interest on unpaid balances at the applicable federal rate in effect under Section 1274(d) of the Internal Revenue Code of 1986, as amended, on the date on which the loan is made, compounded semiannually, or the equivalent thereof; shall be in substantially the form of Exhibit B hereto; and shall contain provisions for (i) acceleration in the event of default or termination of employment, and (ii) authorization to the Company to sell the shares and apply the proceeds in the event of default. Installment notes shall be drawn in each case requiring the payment of equal installments of principal at such intervals elected by the Employee (annually, semiannually, quarterly or biweekly); provided, however, that the term of an installment note shall not exceed ten (10) years.

9.	Effect of Termination of Employment. If the employment of the Employee is terminated by reason of his/her death or Disability, or upon his/her Retirement, or for any other reason if the Committee so determines, any portion of the Option that has not theretofore become vested and exercisable shall become fully vested and exercisable as of the date of such termination of employment. Options that remain outstanding at the effective date of a termination by reason of death, Disability or Retirement shall remain exercisable until the expiration of the original term. If the employment of the Employee is terminated for any other reason and if the Committee does not determine otherwise, any portion of the Option that has not theretofore become vested and exercisable shall be forfeited and shall lapse. Any portion of the Option that has vested as of the date of the Employee’s termination of employment other than for Cause shall be exercisable for a period of 90 days following the date of termination. Upon expiration of such 90 day period, any unexercised portion of the Option shall terminate in full and shall lapse. Notwithstanding the foregoing, in no event may the Option be exercised after the Option’s Expiration Date. For purposes of this Agreement, the term “Disability” shall mean a “disability,” as defined in the Company’s Long-Term Disability Plan or, if such plan is not applicable to the Employee, as defined by the State or federal disability program which applies to the Employee and (ii) the term “Retirement” shall mean the retirement of the Employee from the Company, as defined in any employee retirement plan of the Company in which the Employee participates.

10.	Finding of Cause.

(a)	If (i) the employment of the Employee is terminated for Cause or (ii) after the Employee’s termination of employment with the Company other than for Cause, the Company discovers the occurrence of an act or failure to act by the Employee, while in the employ of the Company, that would have enabled the Company to terminate the Employee’s employment for Cause had the Company known of such act or failure to act at the time of its occurrence, or (iii) subsequent to his termination of employment, the Employee commits a Competitive Act and, in each case, if the act constituting Cause is a Competitive Act or Willful Misconduct, such act is discovered by the Company within three (3) years of its occurrence, then, unless otherwise determined by the Committee,

(i)	any portion of the Option (whether or not then exercisable) that has not been exercised as of the date of such termination or discovery shall thereupon be forfeited and shall lapse; and

(ii)	if the act constituting Cause is a Competitive Act or Willful Misconduct, the Employee (or, in the event of the Employee’s death following the commission of such act, his beneficiaries or estate) shall (A) sell back to Company all Acquired Shares (as defined in paragraph (b) of this Section 10) held by the Employee (or, if applicable, his beneficiaries or estate) as of the date of such termination or discovery, for a per share price equal to the per share exercise price of the Option, and (B) to the extent such Acquired Share have previously been sold or otherwise disposed of by the Employee, other than by reason of death (or if applicable, by his beneficiaries or estate), repay to the Company the excess of the aggregate Fair Market Value of such Acquired Shares on the date of such sale or disposition over the aggregate exercise of such Acquired Shares.

(iii)	for purpose of clause (a)(2)(B) of this Section 10, (A) the amount of repayment described therein shall not be affected by whether the Employee (or, if applicable, his/her beneficiaries or estate) actually received such Fair Market Value with respect to such sale or other disposition, and (B) repayment may, without limitation, be affected, at the discretion of the Company, by means of offset against any amount owed by the Company to the Employee (or, if applicable, his/her beneficiaries or estate).

(b)	For purposes of this Agreement, Acquired Shares shall mean shares of Common Stock that were acquired upon exercise of the Option on or after the date which is 180 days prior to the Employee’s termination of employment.

11.	Approvals. The sale and delivery of any shares of Common Stock hereunder is subject to approval of any government agency which may, in the opinion of counsel, be required in connection with the authorization, issuance or sale of Common Stock. No Common Stock shall be issued under the Option prior to compliance with such requirements and with the Company’s listing agreement with the New York Stock Exchange (or other national exchange upon which the Company’s shares may then be listed).

12.	Incorporation of Plan. This Agreement is made under the provisions of the Plan (which is incorporated herein by reference) and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is in conflict with the Plan, the provisions of the Plan shall control. Unless otherwise defined herein or otherwise required by the context, all terms used herein shall have the meaning ascribed to them in the Plan.

13.	Notices. Any notices required or permitted hereunder shall be addressed to the Company, at 100 West Putnam Avenue, Greenwich, Connecticut 06830, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail; provided, however, that a notice of election pursuant to paragraph 7 hereof shall be effective only upon receipt by the Company of such notice and all necessary documentation, including payment. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Employee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

15.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and beneficiaries.

16.	Amendment. This Agreement may be amended or modified by the Company at any time; provided that notice is provided to the Employee in accordance with Section 13; and provided further that no amendment or modification that is adverse to the rights of the Employee as provided by this Agreement and the related Notice of Grant of Stock Option shall be effective unless set forth in a writing signed by the parties hereto.

17.	Binding Agreement. This Agreement shall be binding upon the Employee and his or her personal representatives and beneficiaries without any need for additional action by the Employee, and any attempt by the Employee and his or her personal representatives and beneficiaries to exercise any rights under this Agreement shall be conclusive evidence of such person’s acceptance thereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized, as of the day and year set forth above.

UST INC.

Name:
Title:

7